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                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    MERRILL LYNCH PREFERRED FUNDING II, L.P.




                          Dated as of February 6, 1997


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

                                TABLE OF CONTENTS

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                                                                            ----

                                    ARTICLE I
                                  DEFINED TERMS

Section 1.1 DEFINITIONS....................................................  2

                                   ARTICLE II

                        CONTINUATION OF THE PARTNERSHIP;
             ADMISSION OF PARTNERSHIP PREFERRED SECURITIES HOLDERS;
                      WITHDRAWAL OF INITIAL LIMITED PARTNER

Section 2.1 CONTINUATION OF THE PARTNERSHIP................................ 11
Section 2.2 NAME........................................................... 11
Section 2.3 PURPOSES OF THE PARTNERSHIP.................................... 12
Section 2.4 TERM........................................................... 12
Section 2.5 REGISTERED AGENT AND OFFICE.................................... 12
Section 2.6 PRINCIPAL PLACE OF ACTIVITY.................................... 12
Section 2.7 NAME AND ADDRESS OF GENERAL PARTNER............................ 13
Section 2.8 QUALIFICATION TO CONDUCT ACTIVITIES............................ 13
Section 2.9 ADMISSION OF HOLDERS OF PARTNERSHIP PREFERRED SECURITIES;
            WITHDRAWAL OF INITIAL LIMITED PARTNER.......................... 13

                                   ARTICLE III
                   CAPITAL CONTRIBUTIONS; REPRESENTATION OF
               PARTNERSHIP PREFERRED SECURITY HOLDER'S INTEREST;
                                CAPITAL ACCOUNTS

Section 3.1 CAPITAL CONTRIBUTIONS.......................................... 14
Section 3.2 PARTNERSHIP PREFERRED SECURITY HOLDER'S INTEREST REPRESENTED
            BY PARTNERSHIP PREFERRED SECURITIES............................ 15
Section 3.3 CAPITAL ACCOUNTS............................................... 15
Section 3.4 INTEREST ON CAPITAL CONTRIBUTIONS.............................. 16
Section 3.5 WITHDRAWAL AND RETURN OF
            CAPITAL CONTRIBUTIONS.......................................... 16

                                   ARTICLE IV
                                   ALLOCATIONS

Section 4.1 PROFITS AND LOSSES............................................. 16
Section 4.2 SPECIAL ALLOCATION............................................. 18
Section 4.3 WITHHOLDING.................................................... 19

                                    ARTICLE V
                                  DISTRIBUTIONS

Section 5.1 DISTRIBUTIONS.................................................. 20
Section 5.2 LIMITATIONS ON DISTRIBUTIONS................................... 20


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                                   ARTICLE VI
                 ISSUANCE OF PARTNERSHIP PREFERRED SECURITIES

Section 6.1 GENERAL PROVISIONS REGARDING PARTNERSHIP
            PREFERRED SECURITIES........................................... 21
Section 6.2 PARTNERSHIP PREFERRED SECURITIES............................... 22

                                   ARTICLE VII
                             PARTNERSHIP INVESTMENTS

Section 7.1 INITIAL AFFILIATE INVESTMENT INSTRUMENTS....................... 34
Section 7.2 REINVESTMENT OF PAYMENTS RECEIVED
            BY THE PARTNERSHIP............................................. 35

                                  ARTICLE VIII
                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

Section 8.1 BOOKS AND RECORDS.............................................. 37
Section 8.2 ACCOUNTING METHOD.............................................. 38
Section 8.3 ANNUAL AUDIT................................................... 38

                                   ARTICLE IX
                               PAYMENT OF EXPENSES

Section 9.1 PAYMENT OF TRUST EXPENSES AND PARTNERSHIP TAXES................ 38
Section 9.2 PAYMENT OF OTHER PARTNERSHIP EXPENSES.......................... 38

                                    ARTICLE X
                            POWERS, RIGHTS AND DUTIES
                             OF THE LIMITED PARTNERS

Section 10.1 LIMITATIONS................................................... 39
Section 10.2 LIABILITY..................................................... 39
Section 10.3 PRIORITY...................................................... 40

                                   ARTICLE XI
                            POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER

Section 11.1  AUTHORITY.................................................... 40
Section 11.2  POWERS AND DUTIES OF GENERAL PARTNER......................... 40
Section 11.3  OBLIGATIONS AND EXPENSES PAYABLE BY
              GENERAL PARTNER.............................................. 43
Section 11.4  LIABILITY.................................................... 44
Section 11.5  OUTSIDE ACTIVITIES........................................... 44
Section 11.6  LIMITS ON GENERAL PARTNER'S POWERS........................... 44
Section 11.7  EXCULPATION.................................................. 45
Section 11.8  FIDUCIARY DUTY............................................... 46
Section 11.9  INDEMNIFICATION.............................................. 47
Section 11.10 TAX MATTERS ................................................. 48
Section 11.11 CONSOLIDATION, MERGER OR SALE OF ASSETS...................... 49


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                                   ARTICLE XII
                       TRANSFERS OF INTERESTS BY PARTNERS

Section 12.1   TRANSFER OF INTERESTS........................................ 50
Section 12.2   TRANSFER OF L.P. CERTIFICATES................................ 51
Section 12.3   DEFINITIVE L.P. CERTIFICATES; PERSONS DEEMED PARTNERSHIP
               PREFERRED SECURITY HOLDERS................................... 52
Section 12.4   BOOK ENTRY PROVISIONS........................................ 53
Section 12.5   REGISTRAR, TRANSFER AGENT AND PAYING AGENT................... 55

                                  ARTICLE XIII
                            WITHDRAWAL, DISSOLUTION;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 13.1   WITHDRAWAL OF PARTNERS....................................... 56
Section 13.2   DISSOLUTION OF THE PARTNERSHIP............................... 57
Section 13.3   LIQUIDATION.................................................. 58
Section 13.4   DISTRIBUTION IN LIQUIDATION.................................. 59
Section 13.5   RIGHTS OF LIMITED PARTNERS................................... 59
Section 13.6   TERMINATION.................................................. 60

                                   ARTICLE XIV
                             AMENDMENTS AND MEETINGS

Section 14.1   AMENDMENTS................................................... 60
Section 14.2   AMENDMENT OF CERTIFICATE..................................... 60
Section 14.3   MEETINGS OF PARTNERS......................................... 61

                                   ARTICLE XV
                                  MISCELLANEOUS

Section 15.1   NOTICES...................................................... 62
Section 15.2   POWER OF ATTORNEY............................................ 63
Section 15.3   ENTIRE AGREEMENT............................................. 64
Section 15.4   GOVERNING LAW................................................ 64
Section 15.5   EFFECT....................................................... 64
Section 15.6   PRONOUNS AND NUMBER.......................................... 64
Section 15.7   CAPTIONS..................................................... 64
Section 15.8   PARTIAL ENFORCEABILITY....................................... 64
Section 15.9   COUNTERPARTS................................................. 64
Section 15.10  WAIVER OF PARTITION.......................................... 65
Section 15.11  REMEDIES..................................................... 65


Schedule 1     LIST OF PARTNERS
Annex A        FORM OF L.P. CERTIFICATE
Exhibit A      FORM OF INDENTURE OF MERRILL LYNCH & CO., INC.
Exhibit B      FORM OF INDENTURE FOR SUBSIDIARIES


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

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    MERRILL LYNCH PREFERRED FUNDING II, L.P.

                                February 6, 1997

            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Merrill Lynch Preferred Funding II, L.P., a Delaware limited partnership (the "Partnership"), dated as of February 6, 1997, among Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), as the general partner, Merrill Lynch Group, Inc., a Delaware corporation, as the initial limited partner (the "Initial Limited Partner") and such other Persons (as defined herein) who become Limited Partners (as defined herein) as provided herein.

            WHEREAS, the Company and the Initial Limited Partner entered into an Agreement of Limited Partnership of Merrill Lynch Preferred Funding II, L.P. dated as of January 16, 1997 (the "Original Partnership Agreement"), and the Partners (as defined herein) desire to continue the Partnership under the Act (as defined herein) and to amend and restate the Original Partnership Agreement in its entirety;

            WHEREAS, the Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of the State of Delaware on January 16, 1997;

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Partnership Agreement as follows:

                                    ARTICLE I
                                  DEFINED TERMS

            Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Declaration.

            "Act" means the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. tit. 6, ss. 17-101 et seq., as amended from time to time.

            "Affiliate" has the meaning set forth in Section 1.1 of the Declaration.

            "Affiliate Investment Instruments" has the meaning set forth in
Section 7.1 of this Agreement.

            "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended or supplemented from time to time.

            "Beneficiaries" has the meaning set forth in Section 11.3 of this Agreement.

            "Book-Entry Interest" means a beneficial interest in the L.P. Certificates, ownership and transfers of which shall be maintained and made through book entries of a Clearing Agency as set forth in Section 12.4 of this Agreement.

            "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

            "Capital Account" has the meaning set forth in Section 3.3 of this Agreement.

            "Certificate" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on January 16, 1997, as it may be amended and restated from time to time.

            "Change in 1940 Act Law" has the meaning set forth in Section 1.1 of the Declaration.


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            "Closing Date" has the meaning set forth in Section 1.1 of the
Declaration.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

            "Company" means Merrill Lynch & Co., Inc., a Delaware corporation.

            "Compounded Distributions" has the meaning set forth in Section 6.2 of this Agreement.

            "Declaration" means the Amended and Restated Declaration of Trust by and among the Company, as Sponsor, the Property Trustee, the Delaware Trustee, and the Regular Trustees, dated as of February 4, 1997.

            "Definitive L.P. Certificates" has the meaning set forth in Section 12.4(a) of this Agreement.

            "Delaware Partnership Act" means the Revised Uniform Limited Partnership Act of the State of Delaware (6 Del. C. ss. 17-101, et seq.).

            "Delaware Trustee" has the meaning set forth in Section 6.2 of the Declaration.

            "Distribution Payment Date" has the meaning set forth in Section 6.2(b)(ii) of this Agreement.

            "Distributions" means the cumulative cash distributions payable by the Partnership with respect to the Interests represented by the Partnership Preferred Securities, which amounts will accumulate on the $25 liquidation preference of each Partnership Preferred Security from the Closing Date and are payable quarterly in arrears in accordance with Sections 5.1 and 6.2(b) of this Agreement.

            "DTC" means the Depository Trust Company, the initial Clearing
Agency.

            "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company represented by instruments in registered form which evidence


                                        3
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any of the following: (a) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to
Section 3(a)(3) of the Securities Act of 1933 (the "Securities Act") and having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody's in the highest rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, in no case having a maturity greater than nine months; (d) repurchase obligations, having a maturity of no greater than nine months; with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

            "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1)(i) which has either (A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P and P-1 or better by Moody's and (ii) whose deposits are insured by the FDIC or (2)(i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.


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

            "Finance Subsidiary" means any wholly-owned subsidiary of the Company the principal purpose of which is to raise capital for the Company by issuing securities that are guaranteed by the Company and the proceeds of which are loaned to or invested in the Company or one or more of its affiliates.

            "Fiscal Period" means each calendar quarter.

            "Fiscal Year" means the calendar year.

            "General Partner" means Merrill Lynch & Co., Inc., in its capacity as the general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the terms of this Agreement.

            "General Partner Capital Contribution" means the contribution by the General Partner to the Partnership made contemporaneous with the issuance of the Partnership Preferred Securities.

            "General Partner Interest" means the Interest of the General Partner in the Partnership.

            "Holder" or "Partnership Preferred Security Holder" means a Limited Partner in whose name an L.P. Certificate representing Partnership Preferred Securities is registered.

            "Indentures" means the Indentures between the Company or certain of its subsidiaries, as the case may be, and The Chase Manhattan Bank, as Indenture Trustee, dated as of December 17, 1996, forms of which are attached hereto as Exhibits A and B, respectively.

            "Independent Financial Adviser" shall mean a nationally recognized accounting firm, bank or investment banking firm which shall be designated by the Company and which firm does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries.

            "Initial Affiliate Debentures" has the meaning set forth in Section 7.1(b) of this Agreement.


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

            "Initial Company Debenture" has the meaning set forth in Section 7.1(b) of this Agreement.

            "Initial Debentures" means collectively, the Initial Company Debenture and the Initial Affiliate Debentures.

            "Initial Limited Partner" means Merrill Lynch Group, Inc., a Delaware corporation.

            "Initial Partnership Proceeds" means the aggregate proceeds received by the Partnership from the sale of the Partnership Preferred Securities and the General Partner Capital Contribution.

            "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including, without limitation, its interest in the capital, profits, and losses of, and distributions from, the Partnership.

            "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that (i) is controlled by the Company and (ii) is not an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Securities and Exchange Commission.

            "Investment Event of Default" means an event of default under any Affiliate Investment Instrument that is a debt instrument or the breach by an Investment Affiliate of its obligations under any Affiliate Investment Instrument that is an equity instrument.

            "Investment Guarantee" has the meaning specified in Section 1.1 of the Declaration.

            "Investment Offer" has the meaning specified in Section 7.2(b) of this Agreement.

            "Limited Partner" means any Person who is admitted to the Partnership as a limited partner pursuant to the terms of this Agreement, in such Person's capacity as a limited partner of the Partnership.

            "Liquidator" has the meaning specified in Section 13.3 of this Agreement.

            "L.P. Certificate" means a certificate substantially in the form attached hereto as Annex A, evidencing the Partnership Preferred Securities held by a Limited Partner.

            "Majority in Liquidation Preference" means Holder(s) of Partnership Preferred Securities who are the record owners of Partnership Preferred Securities whose aggregate liquidation preferences represent more than 50% of the aggregate liquidation preference of all Partnership Preferred Securities then outstanding.

            "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

            "Net Income" and "Net Loss", respectively, for any Fiscal Period mean the income and loss, respectively, of the Partnership for such Fiscal Period as determined in accordance with the method of accounting followed by the Partnership for United States federal income tax purposes, including, for all purposes, the net income, if any, from the Affiliate Investment Instruments, Eligible Debt Securities and any income exempt from tax and any noncapital, nondeductible expenditures of the Partnership which are described in the Code.

            "1940 Act" has the meaning set forth in Section 1.1 of the Declaration.

            "Original Partnership Agreement" has the meaning set forth in the recitals to this Agreement.

            "Partners" means the General Partner and the Limited Partners, collectively, where no distinction is required by the context in which the term is used.

            "Partnership Covered Person" means any Partner, any Affiliate of a Partner or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Partner or its respective Affiliates, or any employee or agent of the Partnership or its Affiliates or any Special Representative.

            "Partnership Enforcement Event" has the meaning set forth in Section 6.2(h)(i) of this Agreement.

            "Partnership Guarantee" means the Partnership Guarantee Agreement dated as of February 6, 1997 by the Company in favor of the Partnership Preferred Security Holders with respect to the Partnership Preferred Securities, as amended or supplemented from time to time.

            "Partnership Indemnified Person" means the General Partner, any Special Representative, any Affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, members, partners, employees, representatives or agents of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

            "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in 1940 Act Law, the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

            "Partnership Liquidation Distribution" has the meaning set forth in
Section 6.2(g) of this Agreement.

            "Partnership Preferred Securities" represent the Interests of Limited Partners and have the preference and designation set forth in Section 6.2(a) of this Agreement.

            "Partnership Preferred Securities Purchase Agreement" means the partnership purchase agreement between the Trust and the Partnership providing for the purchase of the Partnership Preferred Securities.

            "Partnership Preferred Security Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a participant or as an indirect participant, in each case in accordance with the rules of DTC or such participant).

            "Partnership Special Event" means either a Partnership Tax Event or a Partnership Investment Company Event.

            "Partnership Successor Securities" has the meaning set forth in
Section 11.11 of this Agreement.

            "Partnership Tax Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Initial Debentures is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

            "Paying Agent" shall have the meaning set forth in Section 12.5 of this Agreement.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Power of Attorney" means the Power of Attorney granted pursuant to
Section 15.2 of this Agreement.

            "Property Trustee" has the meaning set forth in Section 1.1 of the Declaration.

            "Purchase Agreement" means the Purchase Agreement dated February 4, 1997 among the Company, the Trust, the Partnership and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the other underwriters named in Schedule A thereto.


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

            "Record Date" means (i) as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a Trust Special Event, as long as the Partnership Preferred Securities remain) in book-entry only form, one Business Day prior to the relevant payment dates and
(ii) in the event that the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities) shall not continue to remain in book-entry only form, the 15th day of the month of the relevant payment date.

            "Redemption Notice" has the meaning set forth in Section 6.2(e) of this Agreement.

            "Redemption Price" has the meaning set forth in Section 6.2(c) of this Agreement.

            "Registrar" has the meaning set forth in Section 12.5 of this Agreement.

            "Regular Trustees" has the meaning set forth in Section 1.1 of the Declaration.

            "Reinvestment Criteria" has the meaning specified in Section 7.2(c) of this Agreement.

            "S&P" means Standard & Poor's Ratings Services or any successor thereof.

            "Special Representative" has the meaning set forth in Section 6.2(h)(i) of this Agreement.

            "Tax Action" has the meaning set forth in Section 1.1 of the Declaration.

            "Tax Matters Partner" means the General Partner designated as such in Section 11.10 of this Agreement.

            "10% in Liquidation Preference" means Holder(s) of the Partnership Preferred Securities voting together as a single class representing 10% of the aggregate liquidation amount of the Partnership Preferred Securities.

            "Treasury Regulations" has the meaning set forth in Section 1.1 of the Declaration.


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

            "Trust" means the Merrill Lynch Preferred Capital Trust II, a Delaware business trust, formed under the Declaration.

            "Trust Common Securities" has the meaning specified in Section 8.1 of the Declaration.

            "Trust Common Securities Guarantee" means the Trust Common Securities Guarantee Agreement dated as of February 6, 1997, entered into by the Company, as Guarantor, for the benefit of the holders of the Trust Common Securities.

            "Trust Preferred Securities" has the meaning specified in Section
8.1 of the Declaration.

            "Trust Preferred Securities Guarantee" means the Trust Preferred Securities Guarantee Agreement dated as of February 6, 1997, entered into by the Company, as Guarantor, for the benefit of the holders of the Trust Preferred Securities.

                                   ARTICLE II
                        CONTINUATION OF THE PARTNERSHIP;
             ADMISSION OF PARTNERSHIP PREFERRED SECURITIES HOLDERS;
                      WITHDRAWAL OF INITIAL LIMITED PARTNER

            Section 2.1 CONTINUATION OF THE PARTNERSHIP. The parties hereto agree to continue the Partnership in accordance with the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to assure that all certificates and documents are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of the Partnership as a limited partnership under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that the Partnership may conduct activities. The rights and duties of the Partners shall be as provided herein and, subject to the terms hereof, under the Act.

            Section 2.2 NAME. The name of the Partnership is "Merrill Lynch Preferred Funding II, L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners.

            Section 2.3 PURPOSES OF THE PARTNERSHIP. The purposes of the Partnership are (a) to issue limited partnership interests in the Partnership in the form of Partnership Preferred Securities, (b) to receive the General Partner Capital Contribution, (c) to use substantially all of the Initial Partnership Proceeds to purchase, as an investment, the Initial Debentures, (d) to invest, at all times, an amount equal to at least 1% of the Initial Partnership Proceeds in Eligible Debt Securities, (e) to receive interest and other payments on the Affiliate Investment Instruments and the Eligible Debt Securities held by the Partnership from time to time, (f) to make Distributions on the Partnership Preferred Securities and distributions on the General Partner Interest if, as and when declared by the General Partner in its sole discretion, (g) subject to the restrictions and conditions contained in this Agreement, to make additional investments in Affiliate Investment Instruments and Eligible Debt Securities and to dispose of any such investments and (h) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in those activities and transactions as the General Partner may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Partnership. The Partnership may not engage in any other activities or operations except as contemplated by the preceding sentence.

            Section 2.4 TERM. The term of the Partnership shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until the Partnership is dissolved in accordance with the provisions of this Agreement.

            Section 2.5 REGISTERED AGENT AND OFFICE. The Partnership's registered agent and office in Delaware shall be CT Corporation, Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

            Section 2.6 PRINCIPAL PLACE OF ACTIVITY. The principal place of activity of the Partnership shall be c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. Upon ten days' written notice to the Partners, the General Partner may change the location of the Partnership's principal place of activity, provided that such change has no material adverse effect upon any Partner.

            Section 2.7 NAME AND ADDRESS OF GENERAL PARTNER. The name and address of the General Partner are as follows:

            Merrill Lynch & Co., Inc.
            World Financial Center
            South Tower
            225 Liberty Street
            New York, New York  10080-6105
            Attention:  Treasurer

The General Partner may change its name or address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change.

            Section 2.8 QUALIFICATION TO CONDUCT ACTIVITIES. The General Partner shall cause the Partnership to become qualified, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which the Partnership conducts activities.

            Section 2.9 ADMISSION OF HOLDERS OF PARTNERSHIP PREFERRED SECURITIES; WITHDRAWAL OF INITIAL LIMITED PARTNER.

            (a) Without execution of this Agreement, upon the receipt of an L.P. Certificate by a Person, whether by purchase, gift, devise or other valid transfer, which receipt shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect such Person's admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

            (b) Following the first admission of a Partnership Preferred Security Holder to the Partnership as a Limited Partner, the Initial Limited Partner shall withdraw from the Partnership and shall receive the return of its capital contribution without interest or deduction.

            (c) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect such information.

                                   ARTICLE III
                    CAPITAL CONTRIBUTIONS; REPRESENTATION OF
                PARTNERSHIP PREFERRED SECURITY HOLDER'S INTEREST;
                                CAPITAL ACCOUNTS

            Section 3.1 CAPITAL CONTRIBUTIONS.

            (a) The General Partner has, prior to the date hereof, contributed an aggregate of $15.00 to the capital of the Partnership, which amount is equal to at least 15% of the total capital contributions to the Partnership, after taking into account the contribution of the Initial Limited Partner referred to in Section 3.1(b). Contemporaneous with the issuance of the Partnership Preferred Securities, the General Partner shall make the General Partner Capital Contribution. The General Partner shall, from time to time, make such additional capital contributions as are necessary to maintain at all times a positive Capital Account balance equal to at least one percent (1%) of the aggregate positive Capital Account balances of all Partners at the end of such period.

            (b) The Initial Limited Partner has, prior to the date hereof, contributed the amount of $85.00 to the capital of the Partnership, which amount shall be returned to the Initial Limited Partner as contemplated by Section 2.9(b).

            (c) On the Closing Date, the Trust shall, in exchange for a definitive L.P. Certificate, contribute to the capital of the Partnership on behalf of the Trust an amount in cash equal to the gross proceeds from the sale of the Trust Preferred Securities and the Trust Common Securities (such amount being a capital contribution to the Partnership). On such date, immediately following the withdrawal of the Initial Limited Partner, the Trust shall be the sole Limited Partner.

            (d) No Limited Partner shall at any time be required to make any additional capital contributions to the Partnership, except as may be required by law.

            Section 3.2 PARTNERSHIP PREFERRED SECURITY HOLDER'S INTEREST REPRESENTED BY PARTNERSHIP PREFERRED SECURITIES. A Partnership Preferred Security Holder's Interest shall be represented by the Partnership Preferred Securities held by or on behalf of such Partner. Each Partnership Preferred Security Holder's respective ownership of Partnership Preferred Securities shall be set forth on the books and records of the Partnership. Each Partner hereby agrees that its Interest in the Partnership shall for all purposes be personal property. No Partner shall have an interest in specific Partnership property.

            Section 3.3 CAPITAL ACCOUNTS.

            (a) Establishment and Maintenance of Capital Accounts. The Partnership shall establish and maintain a separate account (the "Capital Account") for each Partner. The initial balance of the Capital Account for each Partner shall be the amount as set out opposite the name of each of the Partners on Schedule 1 attached hereto. The Capital Account of each Partner shall be increased by (i) the dollar amount of any additional contributions made by such Partner and (ii) allocations to such Partner of income and gain (including income exempt from tax). The Capital Account of each Partner shall be decreased by (i) the dollar amount of any distributions made to such Partner, and (ii) allocations to such Partner of loss and deduction (including noncapital, nondeductible expenditures not deductible in computing the Partnership's income or loss for United States federal income tax purposes).

            (b) Compliance with Regulations. Notwithstanding any other provision of this Agreement to the contrary, the provisions of Section 3.3(a) hereof regarding the maintenance of Capital Accounts shall be construed so as to comply with the Treasury Regulations promulgated under section 704 of the Code. The General Partner, in its sole discretion, is authorized to modify such provisions to the minimum extent necessary to comply with such Treasury Regulations.

            Section 3.4 INTEREST ON CAPITAL CONTRIBUTIONS. Except as provided herein, no Partner shall be entitled to interest on or with respect to any capital contribution to the Partnership.

            Section 3.5 WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTIONS. Subject to Section 3.1(b) hereof, no Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership. No Partner shall be entitled to receive any distributions from the Partnership, except as provided in this Agreement.

                                   ARTICLE IV
                                   ALLOCATIONS

            Section 4.1 PROFITS AND LOSSES. After giving effect to the special allocation provisions set forth in Section 4.2 which special allocations shall take precedence over any allocations made pursuant to this Section 4.1,

            (a) the Partnership's Net Income for each Fiscal Period of the Partnership shall be allocated as follows:

            (i) First, to each Holder of a Partnership Preferred Security in an amount equal to the excess, if any, of (x) all Net Losses, if any, allocated to each such Holder from the date of issuance of the Partnership Preferred Security through and including the close of such Fiscal Period pursuant to Section 4.1(b)(ii) below over (y) the amount of Net Income, if any, allocated to each such Holder pursuant to this Section 4.1(a)(i) in all prior Fiscal Periods.

            (ii) Second, to the Holders of the Partnership Preferred Securities, an amount of Net Income equal to the excess of (x) the Distributions accumulated on the Partnership Preferred Securities from the date of their issuance through and including the last day of such Fiscal Period, including any Compounded Distributions payable with respect thereto, over
      (y) the amount of Net Income allocated to the Holders of the Partnership Preferred Securities pursuant to this Section 4.1(a)(ii) in all prior Fiscal Periods. Amounts allocated to all Partnership Preferred Security Holders shall be allocated among such Holders in proportion to the number of Partnership Preferred Securities held by such Holders.

            (iii) Any remaining Net Income shall be allocated to the General Partner.

            (b) The Partnership's Net Loss for any Fiscal Period shall be allocated as follows:

            (i) First, to the General Partner until the balance of the General Partner's Capital Account is reduced to zero, provided, however, that the aggregate amount of Net Losses allocated to the General Partner pursuant to this Section 4.1(b)(i) shall not exceed the sum of 14% of the total capital contributions of all Partners plus the aggregate Net Income allocated to the General Partner pursuant to this Section 4.1.

            (ii) Second, among the Holders in proportion to their respective aggregate Capital Account balances, until the Capital Account balances of such Holders are reduced to zero.

            (iii) Any remaining Net Loss shall be allocated to the General Partner.

            (c) DAILY DETERMINATION. For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily basis, unless the General Partner determines that another method is permissible under Section 704 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified, such profits, losses or other items shall be determined for each Fiscal Period.

            Section 4.2 SPECIAL ALLOCATION.

            (a) All expenditures that are (i) incurred by, or on behalf of, the Partnership and (ii) paid, or otherwise reimbursed, by the General Partner out of its own funds shall be allocated entirely to the General Partner.

            (b) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of the Partnership's income (including gross income) shall be specially allocated to such Partner in a manner sufficient to eliminate the deficit, if any, in the balance of the Capital Account of such Partner as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with such Treasury Regulation.

            (c) SECTION 704 COMPLIANCE. While this Agreement does not specifically provide for certain provisions required by Treasury Regulation Sections 1.704-1(b) and 1.704-2 because those provisions apply to transactions that are not expected to occur as regards the Partnership, the Partners intend that the allocations under Section 4.1 conform to Treasury Regulations Sections 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain and partner nonrecourse debt provisions of such Treasury Regulations), and, to the extent necessary due to the occurrence of unexpected events, the General Partner shall make such changes in the allocations under Section 4.1 as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

            (d) ADJUSTMENT OF ALLOCATIONS. If the allocations set forth in this Article IV are adjusted by the Internal Revenue Service and the Tax Matters Partner agrees to such adjustments, such allocations shall be amended to the minimum extent necessary to conform with such adjustments.

            (e) ADDITIONAL ALLOCATIONS. Notwithstanding the foregoing, if, upon the final dissolution and termination of the Partnership and after taking into account all allocations of Net Income and Net Losses (and other tax items) under this Article IV, the distributions to be made in accordance with the positive Capital Account balances would result in a distribution that would be different from a distribution under Article XIII, then gross items of income and gain (and other tax items) for the taxable year of the final dissolution and termination (and, to the extent permitted under section 761(c) of the Code, gross items of income and gain, and other tax items, for the immediately preceding taxable year) shall be allocated to the Partners to increase or decrease their respective Capital Account balances so that the final distribution will occur in the same manner as a distribution under Section 13.4.

            (f) GENERAL PARTNER ALLOCATIONS. Notwithstanding any provision of this Agreement to the contrary, the interest of the General Partner in each item of Partnership income, gain, loss, deduction, or credit shall, at all times during the existence of the Partnership, be equal to at least (A) at any time that the aggregate capital contributions to the Partnership are equal to or less than $50,000,000, one percent (1%) of each such item and (B) at any time that the aggregate capital contributions to the Partnership are greater than $50,000,000, at least a percentage equal to the product of (i) one percent (1%) and (ii) a fraction (not exceeding 1 and not less than 0.2), the numerator of which is $50,000,000 and the denominator of which is the lesser of (x) the aggregate Capital Account balances of the Capital Accounts of all Partners at such time and (y) the aggregate capital contributions to the Partnership of all Partners at such time.

            Section 4.3 WITHHOLDING. The Partnership shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding. Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.

                                    ARTICLE V
                                  DISTRIBUTIONS

            Section 5.1 DISTRIBUTIONS. Limited Partners shall receive periodic Distributions and Compounded Distributions, if any, redemption payments and liquidation distributions in accordance with the terms of the Partnership Preferred Securities set forth in Article VI. The General Partner shall in its sole discretion determine whether and when Distributions shall be payable; provided, however, that if the General Partner shall determine a Distribution will not be paid on a scheduled Distribution Payment Date, the General Partner shall give notice of its determination not to pay such Distribution to Limited Partners of record as of the Record Date for the payment of such Distribution; provided, further, however, that the General Partner shall not declare distributions, and no distributions shall be payable by the Partnership to the General Partner in respect of its General Partner Interest unless all accumulated and unpaid Distributions, including any Compounded Distributions, have been paid in full for all prior Fiscal Periods. Subject to the immediately preceding sentence, to the extent that the aggregate payments of interest (or dividends) received by the Partnership in respect of Affiliate Investment Instruments and Eligible Debt Securities for each Fiscal Period exceed the amount of Distributions, including any Compounded Distributions, paid on the Partnership Preferred Securities for such Fiscal Period, the General Partner, in its sole discretion may declare and distribute such excess funds to the General Partner in respect of its General Partner Interest.

            Section 5.2 LIMITATIONS ON DISTRIBUTIONS. The Partnership shall not make a Distribution to any Partner on account of such Partner's Interest if such Distribution would violate Section 17-607 of the Act or other applicable law.

                                   ARTICLE VI
                  ISSUANCE OF PARTNERSHIP PREFERRED SECURITIES

            Section 6.1 GENERAL PROVISIONS REGARDING PARTNERSHIP PREFERRED SECURITIES.

            (a) There is hereby authorized for issuance and sale Partnership Preferred Securities having an aggregate liquidation preference not greater than $309,278,400 and having the designation, annual distribution rate, liquidation preference, redemption terms, and other powers, preferences and special rights and limitations set forth in this Article VI.

            (b) The payment of Distributions (including payments of distributions by the Partnership in liquidation or on redemption in respect of Partnership Preferred Securities) shall be guaranteed by the Company pursuant to and to the extent set forth in the Partnership Guarantee. The Partnership Preferred Security Holders hereby authorize the General Partner to hold the Guarantee on behalf of the Partnership Preferred Security Holders. In the event of an appointment of a Special Representative pursuant to Section 6.2(i), among other things, to enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the Partnership Preferred Security Holders. The Partnership Preferred Security Holders, by acceptance of such Partnership Preferred Securities, acknowledge and agree to the subordination provisions in, and other terms of, the Partnership Guarantee.

            (c) The Partnership may not issue any interests in the Partnership other than the Partnership Preferred Securities and the General Partner Interest, provided that the Partnership may accept consideration for additional capital contributions from the General Partner with respect to the General Partner Interest. All Partnership Preferred Securities shall rank senior to all other Interests in the Partnership in respect of the right to receive Distributions. All Partnership Preferred Securities redeemed, purchased or otherwise acquired by the Partnership shall be canceled. The Part-nership Preferred Securities will be issued in registered form only.

            (d) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional limited partnership interests, or of securities convertible into any Partnership Preferred Securities or other limited partnership interests, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a distribution.

            (e) Any of the Partnership Preferred Securities that are owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent with respect to any Partnership Preferred Security owned by it, and shall, for purposes of such vote or consent, be treated as if they were not outstanding except for Partnership Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Partnership Preferred Securities; provided, however, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities under any of the circumstances described in
Section 6.2.

            Section 6.2 PARTNERSHIP PREFERRED SECURITIES.

            (a) DESIGNATION. A total of 12,371,136 Partnership Preferred Securities, liquidation preference $25 per Partnership Preferred Security, are hereby designated as "8% Partnership Preferred Securities".

            (b) DISTRIBUTIONS. (i) Partnership Preferred Security Holders shall be entitled to receive cumulative Distributions and Compounded Distributions (as defined below) (if any), if, as and when declared by the General Partner, in its sole discretion, out of the assets of the Partnership legally available therefor, at a rate per annum of 8% of the stated liquidation preference of $25 per Partnership Preferred Security, calculated on the basis of a 360-day year consisting of twelve 30-day months. For any period shorter than a full 90-day quarter, Distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarter. Such Distributions shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly, when, if, and as declared by the General Partner on the dates specified in Section 6.2(b)(ii) below. Distributions and Compounded Distributions (as defined below) (if any) on the Partnership Preferred Securities shall be cumulative from the Closing Date. Distributions not paid on the scheduled Distribution Payment Date will accumulate and compound quarterly at the rate of 8% per annum ("Compounded Distributions"). In the event that any date on which Distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            (ii) Distributions on the Partnership Preferred Securities will be payable quarterly in arrears if, as and when, declared by the General Partner on March 30, June 30, September 30 and December 30 of each year, commencing on March 30, 1997 (each a "Distribution Payment Date").

            Distributions will be payable to the Holders as they appear on the books and records of the Partnership on the relevant Record Date. If the Trust or the Property Trustee is the Holder of the Partnership Preferred Securities, all Distributions of cash shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Distribution Payment Date. Distributions payable on any Partnership Preferred Securities that are not punctually paid on any Distribution Payment Date will cease to be payable to the Person in whose name such Partnership Preferred Securities are registered on the relevant record date, and such Distribution will instead be payable to the Person in whose name such Partnership Preferred Securities are registered on the special record date or other specified date for payment of such defaulted or accumulated Distribution.

            (c) OPTIONAL REDEMPTION. Partnership Preferred Securities shall be redeemable at the option of the General Partner, in whole or in part, from time to time, on or after March 30, 2007, upon not less than 30 nor more than 60 days notice, at an amount per Partnership Preferred Securities equal to $25 plus accumulated and unpaid Distributions thereon, including any Compounded Distributions (the "Redemption Price"). The Partnership may not redeem the Partnership Preferred Securities in part unless all accumulated and unpaid Distributions, including any Compounded Distributions, have been paid in full on all Partnership Preferred Securities for all Fiscal Periods terminating on or prior to the date of redemption. If a partial redemption of the Partnership Preferred Securities would result in the delisting of the Trust Preferred Securities (or, if the Trust is liquidated in connection with a Trust Special Event, or if a partial redemption would result in the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole but not in part.

            (d) SPECIAL EVENT REDEMPTIONS. (i) If, at any time, a Partnership Special Event shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, provided that if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of the General Partner has or will cause no adverse effect on the Partnership, the Trust, or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Partnership Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership which are attributable to the Partnership Special Event.

            (e) REDEMPTION PROCEDURES. (i) Notice of any redemption of Partnership Preferred Securities (a "Redemption Notice") will be given by the Partnership by mail to each Holder of Partnership Preferred Securities to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 6.2(e)(i), a Redemption Notice shall be deemed to be given on the day such notice is first mailed, by first-class mail, postage prepaid, to Holders of Partnership Preferred Securities. Each Redemption Notice shall be addressed to the Holders of Partnership Preferred Securities at the address of each such Holder appearing in the books and records of the Partnership. No defect in the Redemption Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption proceedings with respect to any other Holder.

            (ii) In the event that fewer than all the outstanding Partnership Preferred Securities are to be redeemed, the Partnership Preferred Securities to be redeemed shall be redeemed pro rata provided, that, in the event Partnership Preferred Securities are held in book-entry only form by DTC or its nominee (or any successor Clearing Agency or its nominee), DTC will reduce, in accordance with DTC's customary procedures, the amount of the interest of each Clearing Agency Participant in the Partnership Preferred Securities to be redeemed; provided, that if, as a result of such pro rata redemption, Holders would hold fractional interests in the Partnership Preferred Securities, the General Partner may adjust the amount of the interest of each Holder to be redeemed to avoid such fractional interests.

            (iii) If the Partnership gives a Redemption Notice (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, the Partnership (A) if the Partnership Preferred Securities are in book-entry only form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (B) if the Partnership Preferred Securities are held in certificated form, will deposit with the Paying Agent, funds sufficient to pay the applicable Redemption Price of the amount of any such Partnership Preferred Securities and will give to the Paying Agent irrevocable instructions and authority to pay such amounts to the Holders of Partnership Preferred Securities, upon surrender of their certificates, by check, mailed to the address of the relevant Holder appearing on the books and records of the Partnership on the redemption date; provided, however, that for so long as the Trust or the Property Trustee of the Trust shall hold the Partnership Preferred Securities, payment of cash shall be made by wire in same day funds to the Holder by 12:00 Noon, New York City time, on the redemption date. For these purposes, the applicable Redemption Price shall not include Distributions which are being paid to Holders who were Holders on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Partnership Preferred Securities will not accumulate Distributions or bear interest.

            In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day in each case, with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price is improperly withheld or refused and not paid by either the Partnership or the Company pursuant to the Partnership Guarantee, Distributions on the Partnership Preferred Securities called for Redemption will continue to accumulate, to the extent that payment of such interest is legally available, from the original redemption date until the Redemption Price is actually paid.

            The Partnership shall not be required to register or cause to be registered the transfer of any Partnership Preferred Securities which have been called for redemption.

            (f) COMPANY PURCHASES. Subject to the provisions of this Section 6.2 and applicable law (including, without limitation, Federal securities laws), if Partnership Preferred Securities have been distributed to the Holders (as defined in the Declaration) of Trust Preferred Securities, the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender, in the open market, or by private agreement.

            (g) LIQUIDATION DISTRIBUTION UPON DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Partnership, the Holders of Partnership Preferred Securities at the time outstanding will be entitled to receive out of the assets of the Partnership such amount as is determined in accordance with Section 13.4 (the "Partnership Liquidation Distribution") payable in cash.

            (h)  VOTING RIGHTS.

            (i) SPECIAL REPRESENTATIVE. (1) If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"):
(i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or (iii) an Investment Event of Default on any Affiliate Investment Instrument or a default under any Investment Guarantee, as the case may be, occurs and is continuing then the Property Trustee, for so long as the Partnership Preferred Securities are held by the Property Trustee, will have the right, or the Holders of the Partnership Preferred Securities, upon the affirmative vote of at least a Majority in Liquidation Preference of the Partnership Preferred Securities, shall have the right, to the exclusion of the General Partner, (a) to appoint and authorize a special representative of the Partnership and the Limited Partners (a "Special Representative") to enforce (1) to the maximum extent permitted by applicable law, the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the Holders of the Partnership Preferred Securities under the Partnership Guarantee, and (3) the rights of the Holders of the Partnership Preferred Securities to receive Distri-butions (only if, and to the extent, declared by the General Partner, in its sole discretion, out of funds legally available therefor) on the Partnership Preferred Securities, and (b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments of the Company and Finance Subsidiaries. Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare Distributions on the Partnership Preferred Securities nor to have any authority concerning the selection of Partnership Investments. When the Special Representative acts to enforce the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, the Special Representative acts as an agent of the Partnership. When the Special Representative acts to enforce the rights of the Holders of the Partnership Preferred Securities under the Partnership Guarantee or their rights to receive Distributions on the Partnership Preferred Securities, the Special Representative acts as an agent of the Holders of the Partnership Preferred Securities. In addition, the Special Representative shall not, by virtue of acting in such capacity, be admitted as a general or limited partner in the Partnership or otherwise be deemed to be a general or limited partner in the Partnership and shall have no liability for the debts, obligations, or liabilities of the Partnership.

            (2) In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and to avoid any doubt concerning the powers of the Special Representative, any Special Representative, in its own name, in the name of the Partnership, in the name of the Limited Partners, or otherwise, may institute, or cause to be instituted, a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce on behalf of the Partnership the Partnership's rights directly against the Company or any other obligor in connection with its obligations to the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of the Company or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The General Partner agrees to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce the foregoing rights and obligations on behalf and in the name of the Partnership.

            (3) If the Special Representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may to the fullest extent permitted by law directly institute a legal proceeding against the Company to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may to the fullest extent permitted by law on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. In addition, the Partnership acknowledges that, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments after a holder of Trust Securities has made a written request, a holder of record of Trust Securities may to the fullest extent permitted by law on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then the Partnership acknowledges that a holder of Trust Securities may to the full-est extent permitted by law on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment. Under no circumstances shall the Special Representative, any holder of Partnership Preferred Securities or any holder of Trust Preferred Securities have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities.

            (4) For purposes of determining whether the Partnership has deferred payment of Distributions for six (6) consecutive quarters, Distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Distributions, including Compounded Distributions, have been or contemporaneously are paid with respect to all quarterly Distribution periods terminating on or prior to the date of payment of such full cumulative Distributions. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for election of a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of Section 14.3 relating to the convening and conduct of meetings of the Partners will apply with respect to any such meeting. In the event that, at any such meeting, Holders of less than a Majority in Liquidation Preference of Partnership Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and/or the Limited Partners if (x) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accumulated and unpaid Distributions on the Partnership Preferred Securities, (y) the relevant Investment Event of Default shall have been cured, and (z) the Company is in compliance with all its obligations under the Partnership Guarantee, and the Company, in its capacity as the General Partner, shall continue the activities of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under this Agreement, including the right to determine whether to declare, in its sole discretion, the payment of Distributions on the Partnership Preferred Securities.

            (ii) CERTAIN AMENDMENTS; WAIVER. (1) If any proposed amendment of this Agreement provides for, or the General Partner otherwise proposes to effect, (x) any action that would adversely affect the powers, preferences or special rights of the Holders of the Partnership Preferred Securities, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partnership interests in the Partnership ranking, as to participation in profits or distributions, or in the assets of the Partnership, senior to the Partnership Preferred Securities); or (y) the dissolution, winding-up or termination of the Partnership, other than (1) in connection with the occurrence of a Partnership Special Event or (2) as described under Sections 11.11 and 13.2 of this Agreement, then the Holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class and such amendment or proposal shall not be effective except with the approval of Holders of a Majority in Liquidation Preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; provided, however, that if the Property Trustee on behalf of the Trust is the Holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by (1) or (2) above shall not be effective without the prior or concurrent approval of the Holders of a majority in liquidation preference of the outstanding Trust Preferred Securities having a right to vote on such matters; provided, further, that no such approval shall be required if the dissolution, winding-up or termination of the Partnership is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of the Company.

            (2) The Holders of a Majority in Liquidation Preference of Partnership Preferred Securities may, by vote, on behalf of the Holders of all of the Partnership Preferred Securities, waive any past Partnership Enforcement Event with respect to the Partnership Preferred

Securities and its consequences; provided, that if the underlying Investment Event of Default:

      (A) is not waivable under the related Affiliate Investment Instrument, such Partnership Enforcement Event shall also not be waivable; or

      (B) requires the consent or vote of the Holders of greater than a majority in principal amount or liquidation preference of the Affiliate Investment Instruments (a "Super Majority") to be waived under the related Affiliate Investment Instrument, the Partnership Enforcement Event may only be waived by the vote of the Holders of the relevant Super Majority in liquidation preference of the Partnership Preferred Securities.

Upon such waiver, any such Partnership Enforcement Event shall cease to exist, and shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Partnership Enforcement Event or impair any right consequent thereon.

            (3) A waiver of an Investment Event of Default by the Special Representative, acting at the direction of the Holders of the Partnership Preferred Securities, constitutes a waiver of the corresponding Partnership Enforcement Event.

            (iii) GENERAL VOTING. (1) The General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments, (iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments that are debt instruments shall be due and payable, (iv) waive the breach of the covenant by the Company in the Partnership Guarantee to restrict certain payments by the Company, or (v) consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Preference of the Partnership Preferred Securities; provided, howev-er, that if the Property Trustee on behalf of the Trust is the Holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the Holders of the Partnership Preferred Securities without the approval of a Majority in Liquidation Preference of the Partnership Preferred Securities. The General Partner shall notify all Holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

            (2) Any required approval of Holders of Partnership Preferred Securities may be given at a separate meeting of such Holders convened for such purpose or pursuant to written consent. The General Partner will cause a notice of any meeting at which Holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which the action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth
(x) the date of such meeting or the date by which such action is to be taken,
(y) a description of any matter proposed for adoption at such meeting on which such Holders are entitled to vote or of such matters upon which written consent is sought and (z) instructions for the delivery of proxies or consents. No vote or consent of the Holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with this Agreement.

            (3) Notwithstanding that Holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are beneficially owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding, except for Partnership Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Partnership Preferred Securities; provided, however, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities pursuant to the terms of such pledge.

            (4) Holders of the Partnership Preferred Securities shall have no rights to remove or replace the General Partner.

            (5) Holders of Partnership Preferred Securities shall have no preemptive rights.

                                   ARTICLE VII
                             PARTNERSHIP INVESTMENTS

            Section 7.1 INITIAL AFFILIATE INVESTMENT INSTRUMENTS.

            (a) All Partnership funds will be invested in the securities of Investment Affiliates (the "Affiliate Investment Instruments") and Eligible Debt Securities. No more than 99% of the Initial Partnership Proceeds will be used by the Partnership to purchase the Initial Debentures meeting the criteria set forth in this Section 7.1. The remaining funds from the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities in accordance with the terms of this Agreement.

            (b) The Partnership shall apply approximately 99% of the Initial Partnership Proceeds to purchase (1) a debt instrument of the Company (the "Initial Company Debenture") and (2) debt instruments of one or more eligible controlled affiliates of the Company (such debt instruments collectively referred to as the "Initial Affiliate Debentures"). The Initial Company Debenture and the Initial Affiliate Debentures are collectively referred to as the "Initial Debentures". The Initial Affiliate Debentures may each contain a provision that allows an affiliate of the issuer of such Debenture to assume the obligations of such issuer subject to certain conditions. The Partnership may purchase the Initial

Debentures only upon receipt of an opinion of the Independent Financial Advisor to the effect that (i) if such Initial Debentures were to be rated, at least one Rating Agency would rate all the Initial Debentures investment grade at the time such Initial Debentures are purchased by the Partnership, (ii) the Company and each Investment Affiliate which is a subsidiary of the Company would have been capable of issuing and selling debt instruments with the same terms and conditions as the applicable Initial Debentures to unrelated third party investors, (iii) the terms and conditions of the Initial Debentures are consistent with the terms and conditions of a public offering or a private placement pursuant to Rule 144A under the Securities Act of 1933 of such Initial Debentures and are no more favorable to the relevant Investment Affiliate than could have been obtained by such Investment Affiliate from unrelated third party investors pursuant to such a public offering or private placement of such Initial Debentures. On the Closing Date, the Partnership shall invest at least 1% of such Initial Partnership Proceeds in Eligible Debt Securities. The terms of the Initial Debentures will be as set forth in the Indentures attached hereto as Exhibits A and B.

            Section 7.2 REINVESTMENT OF PAYMENTS RECEIVED BY THE PARTNERSHIP.

            (a) The Partnership must at all times invest an amount equal to at least 1% of the Initial Partnership Proceeds in Eligible Debt Securities.

            (b) The Partnership may reinvest any payments it receives in respect of its investments in (i) Eligible Debt Securities without limitation or (ii) additional Affiliate Investment Instruments but only upon (A) the acceptance of a written offer setting forth the terms and conditions on which an Investment Affiliate would be willing to issue an Affiliate Investment Instrument to the Partnership (an "Investment Offer") and (B) the receipt of an opinion of the Independent Financial Advisor that the terms of such Affiliate Investment Instrument set forth in such Investment Offer satisfy the Reinvestment Criteria (as defined below).

            (c) If the Independent Financial Advisor determines that the terms of an Affiliate Investment Instrument (as set forth in the Investment Offer) do not satisfy the Reinvestment Criteria, the Partnership shall be prohibited from making any investment in such Affiliate Investment Instrument.

            (d) Each Affiliate Investment Instrument shall satisfy the following criteria (the "Reinvestment Criteria"): (i) the economic terms of each Affiliate Investment Instrument shall be no less favorable to the Partnership than terms that would otherwise be obtainable through a public offering or private placement under Rule 144A of the Securities Act of 1933 of securities by the requesting Investment Affiliate and the other terms and conditions of each Affiliate Reinvestment Instrument are substantially similar to the terms and conditions of similar securities and guarantees, if any, included therein, that are offered to the public in a public offering or private placement under Rule 144A of the Securities Act of 1933 of such securities; (ii) the Partnership shall not have held any Affiliate Investment Instruments of the Investment Affiliate submitting the Investment Offer within the three-year period ending on the date of the Investment Offer; (iii) there shall not have been a default on any debt obligation of the Investment Affiliate submitting the Investment Offer that was owned by the Partnership; (iv) no dividend arrearages shall have existed on any preferred stock of the Investment Affiliate submitting the Investment Offer that was owned by the Partnership; and (v) the Investment Affiliate submitting the Investment Offer shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Securities and Exchange Commission.

            (e) Any payments received by the Partnership in respect of its investments that are not invested in additional Affiliate Investment Instruments, may be reinvested only in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

                                  ARTICLE VIII
                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

            Section 8.1 BOOKS AND RECORDS.

            (a) Proper and complete records and books of account of the Partnership shall be kept by the General Partner, in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's investments. The books and records of the Partnership, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the General Partner and shall be open to the inspection and examination of the Partners or their duly authorized representatives for any proper purpose reasonably related to its Interest during reasonable business hours.

            (b) Notwithstanding any other provision of this Agreement to the contrary, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Partners any information with respect to the Partnership, the disclosure of which the General Partner reasonably believes is not in the best interests of the Partnership, or is adverse to the interests of the Partnership, or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

            (c) (i) For so long as the Partnership Preferred Securities are held by the Property Trustee on behalf of the Trust, within one month after the close of each Fiscal Year, the General Partner shall transmit to each Partner a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit, for United States federal income tax purposes, for such Fiscal Year.

            (ii) In the event that the Partnership Preferred Securities are no longer held by the Property Trustee on behalf of the Trust, as soon as reasonably possible after the close of the Fiscal Year, the General Partner shall transmit to each Partner the statement referred to in Section 8.1(c)(i) hereof.

            Section 8.2 ACCOUNTING METHOD. For both financial and tax reporting purposes, the books and records of the Partnership shall be kept on the accrual method of accounting applied on a consistent basis and shall reflect all Partnership transactions.

            Section 8.3 ANNUAL AUDIT. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Partnership shall be audited by a firm of independent certified public accountants selected by the General Partner in accordance with applicable law. The cost of such audits will be an expense of the Partnership and shall be paid by the General Partner.

                                   ARTICLE IX
                               PAYMENT OF EXPENSES

            Section 9.1 PAYMENT OF TRUST EXPENSES AND PARTNERSHIP TAXES. Since the Trust is being formed solely to facilitate a direct investment in the Partnership Preferred Securities, the Partnership hereby agrees, at any time while the Property Trustee is the Holder of any Partnership Preferred Securities, to pay all the expenses of the Trust, including, but not limited to, any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other domestic taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust. The General Partner shall be liable for, and shall pay all such expenses solely out of its own funds. In addition, if the Partnership is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any case, the General Partner will pay such taxes, duties, assessments or other governmental charges out of its own funds.

            Section 9.2 PAYMENT OF OTHER PARTNERSHIP EXPENSES. In connection with the offering, sale and issuance of the Partnership Preferred Securities by the Partnership, the General Partner shall:

            (a) pay all costs and expenses of the Partnership (including, but not limited to, costs and expenses relating to the organization of the Partnership, the offering, sale and issuance of the Partnership Preferred Securities (including commissions to the underwriters in connection therewith) the fees and expenses of the Special Representatives (if any), and the costs and expenses relating to the operation of the Partnership, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses; and

            (b) be primarily and fully liable for any indemnification obligations arising with respect to this Agreement.

                                    ARTICLE X
                            POWERS, RIGHTS AND DUTIES
                             OF THE LIMITED PARTNERS

            Section 10.1 LIMITATIONS. The Limited Partners shall not participate in the management or control of the Partnership's investment activity, property or other assets, nor shall the Limited Partners engage in any activities for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner (and, upon appointment, and to the extent set forth herein, the Special Representative). The Limited Partners shall have such rights as are set forth herein and in the Partnership Guarantee. The Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning an Interest in the Partnership.

            Section 10.2 LIABILITY. Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.

            Section 10.3 PRIORITY. No Limited Partner shall have priority over any other Limited Partner as to Partnership allocations or distributions.

                                   ARTICLE XI
                            POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER

            Section 11.1 AUTHORITY. Subject to the provisions of Section 6.2(h)(i) with respect to the Special Representative, the General Partner shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the investment activity of the Partnership. Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership no Person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

            Section 11.2 POWERS AND DUTIES OF GENERAL PARTNER. (a) Subject to the provisions of Section 6.2(h)(i) with respect to the Special Representative, the General Partner shall have all rights and powers of a general partner under the Act, and shall have all authority, rights and powers in the management of the Partnership's investment activity to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

            (i) to secure the necessary goods and services required in performing the General Partner's duties for the Partnership;

            (ii) to exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights under the Affiliate Investment Instruments and the Partnership Guarantee;

            (iii) to issue Partnership Preferred Securities and to admit Limited Partners in connection therewith in accordance with this Agreement;

            (iv) to act as registrar and transfer agent for the Partnership Preferred Securities or designate an entity to act as registrar and transfer agent;

            (v) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Distributions and voting rights and to make determinations as to the payment of Distributions, and make or cause to be made all other required payments to Holders of the Partnership Preferred Securities and to the General Partner;

            (vi) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

            (vii) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

            (viii) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

            (ix) to take all action that may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to invest in the Affiliate Investment Instruments and Eligible Debt Securities;

            (x) to take all action not inconsistent with applicable law, the Certificate or this Agreement, that the General Partner or, upon appointment pursuant to Section 6.2(h)(i), the Special Representative determines in its sole discretion to be necessary or desirable to ensure, as long as such action does not adversely affect the interests of the Partnership Preferred Security Holders, or cause (i) the Partnership to be deemed to be an "investment company" required to be registered under the 1940 Act, (ii) any Initial Debenture (or any subsequent Affiliate Investment Instrument that is intended to be classified as debt) to not be treated as indebtedness for United States federal income tax purposes, or
      (iii) the Partnership to be treated as an association, or as a publicly traded partnership, taxable as a corporation;

            (xi) to cause the Partnership to enter into and perform the Purchase Agreement and the Partnership Preferred Securities Purchase Agreement and to purchase Eligible Debt Securities and Affiliate Investment Instruments, as the case may be, without any further act, vote or approval of any Partner; and

            (xii) to execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

            (b) For so long as any Partnership Preferred Securities remain outstanding, the General Partner covenants and agrees (i) subject to Section 12.1(b) hereof, to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership, (ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement and (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be (A) an "investment company" for purposes of the 1940 Act or (B) an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

            Section 11.3 OBLIGATIONS AND EXPENSES PAYABLE BY GENERAL PARTNER.
(a) The General Partner hereby as-
sumes and shall be liable for the debts, obligations and liabilities of the Partnership, including, but not limited to, any liabilities arising under the Securities Act or the Exchange Act and all costs and expenses relating to the investment by the Partnership in any Affiliate Investment Instruments (but not any losses related to any non-payment with respect to such investments), and agrees to pay to each Person to whom the Partnership is now or hereafter becomes indebted or liable (the "Beneficiaries"), whether such indebtedness, obligations or liabilities arise in contract, tort or otherwise (excluding payment obligations of the Company to Holders of the Partnership Preferred Securities in such Holders' capacities as Holders of such Partnership Preferred Securities, such obligations being separately guaranteed under the Partnership Guarantee), the full payment of such indebtedness and any and all liabilities, when and as due. This Agreement is intended to be for the benefit of and to be enforceable by all such Beneficiaries whether or not such Beneficiaries have received notice hereof.

            (b) The General Partner agrees to pay and be responsible for:

                  (i) all costs and expenses of the Partnership including, but not limited to, costs and expenses relating to the organization of the Partnership, the offering, sale and issuance of Partnership Preferred Securities, the costs and expenses relating to the operation of the Partnership (including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agents, duplicating, travel and telephone and other telecommunications expenses) and costs and expenses incurred in connection with the acquisition, financing, and disposition of the Partnership's assets; and

                  (ii) any and all taxes (other than Federal, state and local withholding taxes) and all liabilities, costs and expenses with respect to such taxes of the Partnership.

            Section 11.4 LIABILITY. Except as expressly set forth in this Agreement or in the Guarantee Agreements, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the Partnership; and
(c) the General Partner shall not be required to pay to the Partnership or to any Limited Partner any deficit in any Limited Partner's Capital Account upon dissolution, winding up or otherwise. Other than as expressly provided in this Agreement or under the Act, no Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in the Partnership. The General Partner shall be liable to an unlimited extent for the debts and other obligations of the Partnership.

            Section 11.5 OUTSIDE ACTIVITIES. Any Partner or Affiliate thereof may engage in or possess an interest in other ventures of any nature or description, independently or with others, similar or dissimilar to the activities of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

            Section 11.6 LIMITS ON GENERAL PARTNER'S POWERS. Anything in this Agreement to the contrary notwithstanding, the General Partner shall not cause or permit the Partnership to:

                  (i) acquire any assets other than as expressly provided herein;

                  (ii) do any act which would make it impractical or impossible to carry on the ordinary activity of the Partnership as set forth in
      Section 2.3;

                  (iii) possess Partnership property for other than a Partnership purpose;

                  (iv) admit a Person as a Partner, except as expressly provided in this Agreement;

                  (v) make any advances of funds to the General Partner or its Affiliates, other than such as represented by the Affiliate Investment Instruments;

                  (vi) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

                  (vii) engage in any activity that is not consistent with the purposes of the Partnership, as set forth in Section 2.3;

                  (viii) without the written consent of the Holders of 66-2/3% in liquidation preference of the Partnership Preferred Securities, have an order for relief entered with respect to the Partnership or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Partnership's property, or make any assignment for the benefit of creditors of the Partnership; or

                  (ix) borrow money or become liable for the borrowings of any third party or to engage in any financial or other trade or business.

            Section 11.7 EXCULPATION. (a) No Partnership Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partnership Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of the authority conferred on such Partnership Indemnified Person by this Agreement or by law, except that a Partnership Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Partnership Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

            (b) A Partnership Indemnified Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Partnership Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

            Section 11.8 FIDUCIARY DUTY. (a) To the extent that, at law or in equity, a Partnership Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Partnership Covered Person, a Partnership Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Partnership Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Partnership Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Partnership Indemnified Person.

            (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Partnership Covered Persons, or
(ii) whether this Agreement or any other agreement contemplated herein or therein provides that a Partnership Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Partnership Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Partnership Indemnified Person, the resolution, action or term so made, taken or provided by the Partnership Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Partnership Indemnified Person at law or in equity or otherwise.

            (c) Whenever in this Agreement a Partnership Indemnified Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority, the Partnership Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interest, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (ii) in its "good faith" or under another express standard, the Partnership Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or by applicable law.

            Section 11.9 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Partnership Indemnified Person from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by this Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.9 shall be provided out of and to the extent of Partnership assets only, and no Partnership Covered Person shall have any personal liability on account thereof.

            (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in Section 11.9(a).

            Section 11.10 TAX MATTERS

            (a) For purposes of section 6231(a)(7) of the Code, the "Tax Matters Partner" shall be the Company as long as it remains the general partner of the Partnership. The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

            (b) Neither the Partnership, nor the Tax Matters Partner on behalf of the Partnership, shall make an election under section 754 of the Code.

            (c) The General Partner and the Partnership Preferred Security Holders acknowledge that they intend, for United States federal income tax purposes, that the Partnership shall be treated as a "partnership" (other than a publicly traded partnership taxable as a corporation) and that the General Partner and the Partnership Preferred Security Holders shall be treated as "partners" of the Partnership.

            (d) The General Partner shall retain, at the expense of the Partnership and at its sole discretion, a nationally recognized firm of certified public accountants which shall prepare all United States federal, state, local or other tax and information returns of the Partnership, as required by law, and the Schedule K-1's or any successor or similar forms or schedules.

            Section 11.11 CONSOLIDATION, MERGER OR SALE OF ASSETS. The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as permitted pursuant to this Section 11.11. The Partnership may, without the consent of the Holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the "Partnership Successor Securities") so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) the Partnership Preferred Securities continue to be or any Partnership Successor Securities are or will be listed, upon notification of issuance, on any national securities exchange or other organization on which the Partnership Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical securities rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or the Holders of the Partnership Preferred Securities (including any Partnership Successor Securities)) in any material respect (other than, in the case of the Partnership Preferred Securities, with respect to any dilution of the Holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) such successor entity will be treated as a "partnership" for United States federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation,
(B) such merger, consolidation, amalgamation or replacement will not cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the Holders of the Partnership Preferred Securities and (viii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.

                                   ARTICLE XII
                       TRANSFERS OF INTERESTS BY PARTNERS

            Section 12.1 TRANSFER OF INTERESTS.

            (a) Partnership Preferred Securities shall be freely transferable by a Holder.

            (b) Except as provided in the next sentence, the General Partner may not assign or transfer its Interest in the Partnership in whole or in part unless, prior to such assignment or transfer, the General Partner has obtained the consent of the Holders of not less than 66 2/3% in Liquidation Preference of the Partnership Preferred Securities. The General Partner may assign or transfer its Interest in the Partnership without such consent to an entity that is the survivor of a merger or consolidation of the General Partner in a transaction that meets the requirements of Section 11.11 and only if prior to such assignment or transfer the Company has received an opinion of nationally recognized independent tax counsel to the Partnership experienced in such matters to the effect that after such assignment or transfer the Partnership will continue to be treated as a partnership for United States federal income tax purposes and will not be treated as an association or a publicly traded partnership taxable as a corporation. The General Partner may transfer its Interest to a wholly-owned direct or indirect subsidiary of the Company provided that (i) such entity expressly accepts such transfer of the obligations as General Partner and (ii) prior to such transfer, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) the Partnership will be treated as a partnership for United States federal income tax purposes, (B) such transfer would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such transfer, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such transfer will not adversely affect the limited liability of the holders of the Partnership Preferred Securities. "Permitted Successor" shall mean an entity that is an assignee or transferee of the Interest of the General Partner as permitted by this Section 12.1(b). The admission of a Permitted Successor as a general partner of the Partnership shall be effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware which indicates that the Permitted Successor has been admitted as a general partner of the Partnership. If the General Partner assigns its entire Interest, the General Partner shall cease to be a general partner of the Partnership simultaneously with the admission of the Permitted Successor as a general partner of the Partnership. Any such Permitted Successor is hereby authorized to and shall continue the business of the Partnership without dissolution.

            (c) Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

            Section 12.2 TRANSFER OF L.P. CERTIFICATES. The General Partner shall provide for the registration of L.P. Certificates and of transfers of L.P. Certificates. Upon surrender for registration of transfer of any L.P. Certificate, the General Partner shall cause one or more new L.P. Certificates to be issued in the name of the designated transferee or transferees. Every L.P. Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Partnership Preferred Security Holder or his or her attorney duly authorized in writing. Each L.P. Certificate surrendered for registration of transfer shall be cancelled by the General Partner. A transferee of an L.P. Certificate shall be admitted to the Partnership as a Limited Partner, shall become bound by this Agreement and shall be entitled to the rights and subject to the obligations of a Partnership Preferred Security Holder hereunder upon the receipt by the transferee of an L.P. Certificate, which receipt shall be deemed to constitute a request by such transferee that the books and records of the Partnership reflect such transferee's admission as a limited partner. The transferor of an L.P. Certificate, in whole, shall cease to be a Limited Partner at the time that the transferee of such L.P. Certificate is admitted to the Partnership as a Limited Partner in accordance with this Section 12.2.

            Section 12.3 DEFINITIVE L.P. CERTIFICATES; PERSONS DEEMED PARTNERSHIP PREFERRED SECURITY HOLDERS. (a) DEFINITIVE L.P. CERTIFICATES. Unless and until the Partnership issues a global L.P. Certificate pursuant to Section 12.4(a), the Partnership shall only issue definitive L.P. Certificates to the Partnership Preferred Security Holders. (b) The Partnership may treat the Person in whose name any L.P. Certificate shall be registered on the books and records of the Partnership as the sole holder of such L.P. Certificate and of the Partnership Preferred Securities represented by such L.P. Certificate for purposes of receiving Distributions and for all other purposes whatsoever (including without limitation, tax returns and information reports) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such L.P. Certificate or in the Partnership Preferred Securities represented by such L.P. Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

            Section 12.4 BOOK ENTRY PROVISIONS.

            (a) General. The provisions of this Section 12.4 shall apply only in the event that the Partnership Preferred Securities are distributed to the Holders of Trust Securities in connection with the involuntary or voluntary dissolution, winding up or liquidation of the

Trust as a result of the occurrence of a Trust Special Event. Upon the occurrence of such event, a global L.P. Certificate representing the Book-Entry Interests shall be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Partnership and any previously issued and still outstanding definitive L.P. Certificates shall be of no further force and effect. The global L.P. Certificate shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of DTC, and no Holder of a Partnership Preferred Security will receive a new definitive L.P. Certificate representing such Holder's interests in such L.P. Certificate, except as provided in Section 12.4(c). In connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, Cede & Co., the nominee of DTC, shall automatically be admitted to the Partnership as a Limited Partner. Receipt of the global L.P. Certificate shall be deemed to constitute a request by Cede & Co., the nominee of DTC, that the books and records of the Partnership reflect its admission as a Limited Partner. Unless and until new definitive, fully registered L.P. Certificates (the "Definitive L.P. Certificates") have been issued to the Partnership Preferred Security Owners pursuant to Section 12.4(c):

            (i) The provisions of this Section shall be in full force and effect;

            (ii) The Partnership, the General Partner and any Special Representative shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Distributions, Redemption Price and liquidation proceeds on the L.P. Certificates and receiving approvals, votes or consents hereunder) as the Partnership Preferred Security Holder and the sole holder of the L.P. Certificates and shall have no obligation to the Partnership Preferred Security Owners;

            (iii) None of the Partnership, the Trust, the General Partner, any Special Representative or any agents of any of the foregoing shall have any liability or responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global L.P. Certificate for such beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and

            (iv) Except as provided in Section 12.4(c) below, the Partnership Preferred Security Owners will not be entitled to receive physical delivery of the Partnership Preferred Securities in definitive form and will not be considered Holders thereof for any purpose under this Agreement, and no global L.P. Certificate representing Partnership Preferred Securities shall be exchangeable, except for another global L.P. Certificate of like denomination and tenor to be registered in the name of DTC or Cede & Co., or to a successor Depositary or its nominee. Accordingly, each Partnership Preferred Security Owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Agreement.

            (b) NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Partnership Preferred Security Holders is required under this Agreement, unless and until Definitive L.P. Certificates shall have been issued to the Partnership Preferred Security Owners pursuant to Section 12.4(c), the General Partner and any Special Representative shall give all such notices and communications specified herein to be given to the Partnership Preferred Security Holders to the Clearing Agency, and shall have no obligations to the Partnership Preferred Security Owners.

            (c) DEFINITIVE L.P. CERTIFICATES. Definitive L.P. Certificates shall be prepared by the Partnership and exchangeable for the global L.P. Certificate or L.P. Certificates if and only if (i) the Depositary notifies the Company that it is unwilling or unable to continue its services as a securities depositary and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at such time as the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, or (iii) the Company, in its sole discretion, determines that such global L.P. Certificate shall be so exchangeable. Upon surrender of the global L.P. Certificate or L.P. Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause Definitive L.P. Certificates to be delivered to Partnership Preferred Security Owners in accordance with the instructions of the Clearing Agency. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive L.P. Certificate in accordance with this Section 12.4 shall be admitted to the Partnership as a Limited Partner upon receipt of such Definitive L.P. Certificate and shall be registered on the books and records of the Partnership as a Partnership Preferred Security Holder. The Clearing Agency or the nominee of the Clearing Agency, as the case may be, shall cease to be a Limited Partner under this
Section 12.4(c) at the time that at least one additional Person is admitted to the Partnership as a Limited Partner in accordance herewith. The Definitive L.P. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which Partnership Preferred Securities may be listed and is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

            Section 12.5 REGISTRAR, TRANSFER AGENT AND PAYING AGENT.

            (a) The General Partner will act as Registrar, Transfer Agent and Paying Agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Trust or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form.

            (b) Except in such case where the General Partner shall act as Registrar or Paying Agent pursuant to Section 12.5(a) hereof, the Partnership shall maintain in the Borough of Manhattan, City of New York, State of New York
(i) an office or agency where Partnership Preferred Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Partnership Preferred Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Partnership Preferred Securities and of their transfer and exchange. The Partnership may appoint the Registrar and the Paying Agent and may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. The Partnership may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. If the Partnership fails to appoint or maintain another entity as Registrar or Paying Agent, the General Partner shall act as such.

            (c) Registration of transfers of Partnership Preferred Securities shall be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed.

            (d) The Partnership will not be required to register or cause to be registered the transfer of Partnership Preferred Securities after such Partnership Preferred Securities have been called for redemption.

                                  ARTICLE XIII
                            WITHDRAWAL, DISSOLUTION;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

            Section 13.1 WITHDRAWAL OF PARTNERS. The General Partner shall not at any time retire or withdraw from the Partnership except as otherwise permitted hereunder. If the General Partner retires or withdraws in contravention of this Section 13.1, it shall indemnify, defend and hold harmless the Partnership and the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or such other Partners arising out of or resulting from such retirement or withdrawal.

            Section 13.2 DISSOLUTION OF THE PARTNERSHIP.

            (a) The Partnership shall not be dissolved by the admission of Partners in accordance with the terms of this Agreement. The death, withdrawal, bankruptcy or dissolution of a Limited Partner, or the occurrence of any other event which terminates the Interest of a Limited Partner in the Partnership, shall not, in and of itself, cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of any such event, the General Partner may, without any further act, vote on approval of any Partner, admit any Person to the Partnership as an additional or substitute limited partner in the Partnership, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

            (b) The Partnership shall be dissolved and its affairs shall be wound up upon the earliest to occur of any of the following events:

            (i) upon the bankruptcy or insolvency of the General Partner;

            (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with this Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Delaware Partnership Act, unless the business of the Partnership is continued in accordance with the Delaware Partnership Act;

            (iii) the Partnership has redeemed or otherwise purchased all of the Partnership Preferred Securities;

            (iv) upon the entry of a decree of judicial dissolution under
      Section 17-802 of the Act; or

            (v) the written consent of all Partners.

            (c) Upon dissolution of the Partnership, the Liquidator shall promptly notify the Partners of such dissolution.

            Section 13.3 LIQUIDATION.

            (a) In the event of the dissolution of the Partnership for any reason, the General Partner (or, if the Partnership is dissolved pursuant to Section 13.2(b)(i) or (ii), then a liquidating agent appointed by Holders of not less than 66 2/3% in Liquidation Preference of the Partnership Preferred Securities (the General Partner or such Person so appointed is hereinafter referred to as the "Liquidator")) shall commence to wind up the affairs of the Partnership and to liquidate the Partnership's assets; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V. Subject to the provisions of this Article XIII, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

            (b) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

            (c) Notwithstanding the foregoing, a Liquidator that is not a General Partner shall not, by virtue of acting in such capacity, be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator may be compensated for its services to the Partnership at normal customary and competitive rates for its services to the Partnership as reasonably determined by all the Limited Partners.

            Section 13.4 DISTRIBUTION IN LIQUIDATION. The proceeds of liquidation shall be applied in the following order of priority (and without regard to the non-mandatory provisions of Section 17-804 of the Act):

            (i) first, to creditors of the Partnership, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provisions for payment thereof), other than liabilities for distributions (including Distributions) to Partners;

            (ii) second, following any allocations required under Section 4.2(e) of the Agreement, to the Limited Partners, an amount equal to the aggregate liquidation preference of their Partnership Preferred Securities, plus the amount of Distributions (including any Compounded Distributions) that are accumulated and unpaid as of the date of such liquidating distribution; and

            (iii) thereafter, to the General Partner.

            Section 13.5 RIGHTS OF LIMITED PARTNERS. Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including returns thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, except under the Partnership Guarantee. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

            Section 13.6 TERMINATION. The Partnership shall terminate when all of the assets of the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 13.4 and the Liquidator has executed and caused to be filed a certificate of cancellation of the Partnership.

                                   ARTICLE XIV
                             AMENDMENTS AND MEETINGS

            Section 14.1 AMENDMENTS. Except as provided by Section 3.3(b) and
Section 6.2(i), this Agreement may be amended by, and only by, a written instrument executed by the General Partner without the consent of any Limited Partner; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to (A) cause the Partnership to be treated for United States federal income tax purposes as an association or a publicly traded partnership taxable as a corporation, (B) require the Partnership to register under the 1940 Act or (C) materially adversely affect the rights, privileges or preferences of the Partnership Preferred Securities. Notwithstanding any provision to the contrary, in the event of (i) a liquidation of the Trust for any reason or (ii) any other distribution which effectively causes Partnership Preferred Securities to be distributed to Holders of Trust Preferred Securities, the General Partner may amend this Agreement without the consent of the Limited Partners to provide for (A) orderly dissemination, purchase, sale, exchange and replacement of such Partnership Preferred Securities, (B) all other matters to the extent required by or desirable under then applicable law and (C) such other matters reasonably incidental or related thereto; provided, however, that no such amendment may materially adversely affect the rights, privileges, or preferences of the Partnership Preferred Securities without the consent of a majority in interest of the Partners so effected.

            Section 14.2 AMENDMENT OF CERTIFICATE. In the event this Agreement shall be amended pursuant to Section 14.1, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

            Section 14.3 MEETINGS OF PARTNERS.

            (a) Meetings of the Limited Partners who are Holders may be called at any time by the General Partner to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders if directed to do so by Holders of no less than 10% in Liquidation Preference as permitted by this Agreement. Such direction shall be given by delivering to the General Partner a request in writing stating that the signing Limited Partners desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Limited Partners calling a meeting shall specify in writing the L.P. Certificates held by the Limited Partners exercising the right to call a meeting and only those specified Interests shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met. Except to the extent otherwise provided in this Agreement, the following provisions shall apply to meetings of Partners.

            (b) Notice of any such meeting shall be given to all Limited Partners having a right to vote thereat not less than seven Business Days nor more than 60 days prior to the date of such meeting. Each such notice shall set forth the date, time and place of the meeting, a description of any matter on which Holders are entitled to vote and instructions for the delivery of proxies or written consents.

            (c) Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting in which all Limited Partners having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote who have not consented in writing. The General Partner may provide that any written ballot submitted to the Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within a specified time.

            (d) Each Partner may authorize any Person to act for it by proxy on all matters as to which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it. Except as otherwise provided herein, or pursuant to Section 14.3(f), all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Partnership were a Delaware corporation and the Limited Partners were stockholders of a Delaware corporation.

            (e) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

            (f) The General Partner may establish all other reasonable procedures relating to meetings of Limited Partners or the giving of written consents, in addition to those expressly provided, including notice of time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE XV
                                  MISCELLANEOUS

            Section 15.1 NOTICES. All notices provided for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to the Partnership and General Partner, telecopied, as follows:

            (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

                  Merrill Lynch & Co., Inc.
                  World Financial Center
                  South Tower
                  225 Liberty Street
                  New York, New York  10080-6105
                  Attention:  Treasurer

            (b) if given to the General Partner, at its mailing address set forth below:

                  Merrill Lynch & Co., Inc.
                  World Financial Center
                  South Tower
                  225 Liberty Street
                  New York, New York  10080-6105
                  Attention:  Treasurer

            (c) if given to any other Partner at the address set forth on the books and records of the Partnership.

            Section 15.2 POWER OF ATTORNEY. Each Holder of a Partnership Preferred Security does hereby constitute and appoint the General Partner, and if applicable, any Special Representative appointed pursuant to Section 6.2(h)(i) of this Agreement, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in the Partnership, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership for any other purpose consistent with this Agreement and the transactions contemplated hereby.

            The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder's Interest and (b) extend to such Holder's successors, assigns and legal representatives.

            Section 15.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

            Section 15.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            Section 15.5 EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

            Section 15.6 PRONOUNS AND NUMBER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

            Section 15.7 CAPTIONS. Captions, headings, and subheadings contained in this Agreement are included for convenience and identification purposes only and in no way define, limit or extend the scope or intent of this Agreement or any provision herein.

            Section 15.8 PARTIAL ENFORCEABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

            Section 15.9 COUNTERPARTS. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

            Section 15.10 WAIVER OF PARTITION. Each Partner hereby irrevocably waives any and all rights (if any) that such Partner may have to maintain any action for partition of any of the Partnership's property.

            Section 15.11 REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                               GENERAL PARTNER:

                               MERRILL LYNCH & CO., INC.
                                  a Delaware corporation



                               By:
                                   -----------------------------------
                                    Name:    Theresa Lang
                                    Title:   Senior Vice President
                                               and Treasurer


                               INITIAL LIMITED PARTNER:

                               MERRILL LYNCH GROUP, INC.
                                    a Delaware corporation



                               By:
                                   -----------------------------------
                                    Name:   Theresa Lang
                                    Title:  President

SCHEDULE 1

ANNEX A

                            FORM OF L.P. CERTIFICATE

            [IF THE PARTNERSHIP PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE
INSERT: This Partnership Preferred Security is a Global Certificate within the meaning of the Partnership Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Partnership Preferred Security is exchangeable for Partnership Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Partnership Agreement and no transfer of this Partnership Preferred Security (other than a transfer of this Partnership Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

            Unless this Partnership Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation, to the Partnership or its agent for registration of transfer, exchange or payment, and any Partnership Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

PS-1                   [                                 ]

             Certificate Evidencing Partnership Preferred Securities
                                       of
                    MERRILL LYNCH PREFERRED FUNDING II, L.P.

                       8% Partnership Preferred Securities
         (liquidation preference $25 per Partnership Preferred Security)

            MERRILL LYNCH PREFERRED FUNDING II, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that The Chase Manhattan Bank, a property trustee pursuant to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust II, dated as of February 4, 1997 (the "Holder") is the registered owner of ___________ preferred securities of the Partnership representing limited partner interests in the Partnership designated the 8% Partnership Preferred Securities (liquidation preference $25 per Partnership Preferred Security) (the "Partnership Preferred Securities"). The Partnership Preferred Securities are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Partnership Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Agreement of Limited Partnership dated as of February 6, 1997, as the same may be amended from time to time (the "Partnership Agreement"). Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement. The Holder is entitled to the benefits of the Partnership Guarantee to the extent provided therein. The Partnership will provide a copy of the Partnership Agreement and the Partnership Guarantee to a Holder without charge upon written request to the Partnership at its principal place of business.

            Upon receipt of this certificate, the Holder is admitted to the Partnership as a Limited Partner, is bound by the Partnership Agreement and is entitled to the benefits thereunder. Each Holder of a Partnership Preferred Security, by acceptance of this Certificate and each Certificate owner, by acquisition of a beneficial interest in a Certificate, agrees to treat the Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes.


                                    A1-1

            IN WITNESS WHEREOF, the Partnership has executed this certificate this 6th day of February, 1997.


                        MERRILL LYNCH PREFERRED FUNDING II, L.P.

                              By: MERRILL LYNCH & CO., INC.,
                              as General Partner



                              By:
                                 -----------------------------------
                                 Name:    Theresa Lang
                                 Title:   Senior Vice President
                                          and Treasurer

                       (See reverse for additional terms)


                                      A1-2

                          [FORM OF REVERSE OF SECURITY]

            Distributions payable on each Partnership Preferred Security will be fixed at a rate per annum of 8% of the stated liquidation preference of $25 per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8% per annum. The term "Distributions" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Distributions on the Partnership Preferred Securities will only be made to the extent that the Partnership has funds legally available for the payment of such distributions. Amounts available to the Partnership for Distribution to the holders of the Partnership Preferred Securities will be limited to payments received by the Partnership from the Company and certain wholly owned subsidiaries on the Initial Debentures and Affiliate Investment Instruments or from the Company on the Partnership Guarantee or on the Eligible Debt Securities. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period on the basis of the actual number of days elapsed in a 90-day quarter.

            Except as otherwise described herein, Distributions on the Partnership Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year, commencing on March 30, 1997, if, as and when declared by the General Partner in its sole discretion. If the Trust Preferred Securities (or, if the Trust is liquidated, the Partnership Preferred Securities) are in book-entry-only form, Distributions will be payable to the Holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If the Trust or the Property Trustee is the Holder of the Partnership Preferred Securities, all Distributions of cash shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Distribution Payment Date. Distributions payable on any Partnership Preferred Securities that are not punctually paid on any Distribution Payment Date will cease to be payable to the Person in whose name such Partnership Preferred Securities are registered on the relevant record date, and


                                      A1-3
such Distribution will instead be payable to the Person in whose name such Partnership Preferred Securities are registered on the special record date or other specified date for payment of such defaulted or accumulated Distribution. If the Trust Preferred Securities (or, if the Trust is liquidated, the Partnership Preferred Securities) are not in book-entry-only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which Distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            The Partnership Preferred Securities shall be redeemable as provided in the Partnership Agreement.


                                      A1-4

                             ---------------------


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Partnership Preferred Security Certificate to:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
       (Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints
________________________________________________________________________________
________________________________________________________________________________
_________________________________________________ agent to transfer this
Partnership Preferred Security Certificate on the books of the Partnership. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Partnership Preferred Security Certificate)


                                      A1-5